Exhibit 10.09
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS MORTGAGE AT ANY ONE TIME, THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED BY THIS MORTGAGE, EXCLUDING ADVANCES MADE BY THE MORTGAGEE IN PROTECTION OF THE MORTGAGED PROPERTY OR THE LIEN OF THIS MORTGAGE, IS $17,194,529.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES.
MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING
     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING is made as of June 1, 2008 (this “Instrument”), by the Mortgagor, LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company, whose mailing address is 2902 Corporate Place, Chanhassen, MN 55317 (“Mortgagor”), in favor of and for the benefit of the Mortgagee, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, whose mailing address is Suite 470, 8400 Normandale Lake Boulevard, Minneapolis, Minnesota 55437 (“Mortgagee”).
     Mortgagor, in consideration of the indebtedness herein recited, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, irrevocably gives, grants, sells, conveys, warrants, sets over, mortgages and assigns to Mortgagee, as security for such indebtedness, all of Mortgagor’s estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in the City of Chanhassen, County of Carver, State of Minnesota described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the property (collectively “Premises”);
     TOGETHER with all of Mortgagor’s estate, right, title and interest, now owned or hereafter acquired, in, under and to:
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     (a) all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on or attached to the Premises; including, but without being limited to, all heating, air conditioning, manufacturing and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, walk-in refrigerators and freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, and outdoor shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as “Improvements”); and
     (b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;
     (c) proceeds under any insurance any time provided with respect to the Premises, Improvements and other collateral described herein for the benefit of or naming Mortgagee and refunds or rebates of taxes or assessments on the Premises;
     (d) all written and oral leases and rental agreements (including, without limitation, that certain Lease Agreement dated June 13, 2008 (the “Lease Agreement”) between Mortgagor and LTF Club Operations Company, Inc. (“Tenant”)) (including extensions, renewals and subleases; each of the foregoing singularly shall be referred to herein as a “Lease,” and all of the foregoing shall be referred to collectively herein as the “Leases”) now or hereafter affecting the Premises including, without limitation, all rents, issues, income, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment (“Rents”), all guaranties of tenants’ performance under the Leases (including, without limitation, all rights, title and interest in that certain Lease Guaranty and Negative Pledge Agreement dated as of June 1, 2008 by Life Time Fitness, Inc.), all letter-of-credit rights and all other supporting obligations associated with the Leases and all rights and claims of any kind that Mortgagor may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding;
     (e) to the extent assignable without third party consents, plans, specifications, documents, contracts and agreements relating to the design or construction of the Improvements; Mortgagor’s rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and
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purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;
     (f) to the extent permitted by applicable law and to the extent assignable without third party consents, all contracts, deposits, deposit accounts, accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all supporting obligations and any and all proceeds thereof, options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, permits, licenses, franchises and certificates with respect to the Premises and Improvements, and all commitments or agreements, now or hereafter in existence with respect to the Premises and Improvements, intended by the obligor thereof to provide Mortgagor with proceeds to satisfy the obligations evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;
     (g) all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases or other items of collateral described herein; and
     (h) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.
     All of the foregoing described collateral is exclusive of any goods, equipment, inventory, furniture, furnishings or trade fixtures owned and supplied by tenants or subtenants of the Premises. The Premises, the Improvements, the Leases and all of the rest of the foregoing property are herein referred to as the “Property.”
     TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof to the use, benefit and behoof of Mortgagee and its successors and assigns in fee simple forever.
     TO SECURE TO Mortgagee (a) the repayment of the obligations under the Reimbursement Agreement dated as of June 1, 2008 (as amended, the “Reimbursement Agreement”) by and among Mortgagor, Mortgagee and GE Government Finance, Inc. and all renewals, extensions and modifications thereof; (c) the repayment of any future advances, with interest thereon, made by Mortgagee to Mortgagor pursuant to Section 30 hereof (the “Future Advances”); (d) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Mortgagor’s obligations hereunder or under the other Financing Documents (as defined below); (e) the performance of the covenants and agreements of Mortgagor contained herein or in the other Financing Documents; and (f) the repayment of all sums now or hereafter owing to Mortgagee by Mortgagor pursuant to any instrument which recites that it is secured hereby. The indebtedness and obligations described in clauses (a)-(f) above are collectively referred to herein as the “Indebtedness.” The Reimbursement Agreement, this Instrument, and all other documents evidencing, securing or guaranteeing the Indebtedness (except the Environmental Indemnity Agreement Regarding Hazardous Substances), as the same may be modified or amended from time to time, are referred to herein as the “Financing Documents.” The terms of the Financing Documents secured hereby may provide that the interest rate or payment terms or balance due
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may be indexed, adjusted, renewed, or renegotiated from time to time, and this Instrument shall continue to secure the Indebtedness notwithstanding any such indexing, adjustment, renewal or renegotiation. If not sooner paid, the Indebtedness secured by this Instrument is due and payable in full on June 1, 2033.
     Mortgagor represents and warrants that Mortgagor has good, marketable and insurable title to, and has the right to mortgage an indefeasible fee simple estate in, the Premises, Improvements, Rents and Leases, and the right to convey the other Property, that the Property is unencumbered and that Mortgagor will warrant and forever defend unto Mortgagee the title to the Property against all claims and demands, subject only to the permitted exceptions set forth in Exhibit B attached hereto (herein “Permitted Exceptions”).
     Mortgagor represents, warrants, covenants and agrees for the benefit of Mortgagee as follows:
     Section 1. Payment of Principal and Interest. Mortgagor shall promptly pay or cause to be paid when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Financing Documents and all other sums secured by this Instrument.
     Section 2. Funds for Taxes, Insurance and Other Charges. Except as is hereinafter provided with respect to the impounding of such payments by Mortgagee following the occurrence of an Event of Default (hereinafter defined), Mortgagor shall pay or cause to be paid when due, prior to delinquency, all annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (the “Impositions”) payable with respect to the Property. Upon the occurrence of an Event of Default, and at Mortgagee’s sole option at any time thereafter, Mortgagor shall pay in addition to each monthly payment due under the Reimbursement Agreement, one-twelfth of the annual Impositions (as estimated by Mortgagee in its sole discretion), to be held by Mortgagee in escrow without interest to Mortgagor, for the payment of such Impositions (such payments being referred to herein as “Impounds”).
     Annually during the term of this Instrument, Mortgagee shall compare the Impounds collected to the Impositions paid or to be paid. If the amount of such Impounds held by Mortgagee at such time shall exceed the amount deemed necessary by Mortgagee to provide for the payment of Impositions as they fall due, if no Event of Default shall have occurred and be continuing, such excess shall be at Mortgagor’s option, either repaid to Mortgagor or credited to Mortgagor on the next monthly installment or installments of Impounds due. If at any time the amount of the Impounds held by Mortgagee shall be less than the amount deemed necessary by Mortgagee to pay Impositions as they fall due, Mortgagor shall pay to Mortgagee any amount necessary to make up the deficiency within 30 days after notice from Mortgagee to Mortgagor requesting payment thereof. Upon the occurrence of an Event of Default hereunder, Mortgagee may apply, in any amount and in any order as Mortgagee shall determine in Mortgagee’s sole discretion, any Impounds held by Mortgagee at the time of application (i) to pay Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Mortgagee shall refund to Mortgagor any Impounds then held by Mortgagee.
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     Section 3. Application of Payments. (a) Each installment payment received by Mortgagee from Mortgagor under or with respect to the Reimbursement Agreement or this Instrument or the other Financing Documents shall be applied by Mortgagee to the Indebtedness in such order as provided in the Financing Documents.
     (b) If requested by Mortgagee, Mortgagor shall promptly furnish to Mortgagee all notices of Impositions which become due, and in the event Mortgagor shall make payment directly, Mortgagor shall promptly furnish to Mortgagee receipts evidencing such payments.
     Section 4. Charges, Liens. Mortgagor shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Mortgagor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Mortgagor shall not allow any lien to be perfected against the Property other than the Permitted Exceptions set forth in Exhibit B attached hereto. If any such lien is filed against the Property, Mortgagor shall promptly, at its own expense, cause such lien to be released of record or bonded off and to deliver evidence of such release or bonding to Mortgagee. Mortgagor may contest any such lien by appropriate proceedings in good faith, timely filed, provided that enforcement of the lien is stayed pending such contest or Mortgagor pays to Mortgagee 125% of the amount of the lien to be held by Mortgagee in escrow without interest to Mortgagor. Mortgagee may require that Mortgagor post security for payment of such lien.
     Section 5. Insurance and Damage or Destruction of Property. Mortgagor shall obtain and maintain the types of insurance upon and relating to the Property as required by the Reimbursement Agreement, and, upon the damage or destruction of the Property, insurance proceeds shall be disbursed as provided in the Reimbursement Agreement.
     Section 6. [Reserved.]
     Section 7. [Reserved.]
     Section 8. Protection of Mortgagee’s Security. If an Event of Default shall have occurred and be continuing, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Mortgagee therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Mortgagee at Mortgagee’s option may make such appearances, disburse such sums and take such action as Mortgagee deems necessary, in its sole discretion, to protect Mortgagee’s interest, including, but not limited to (a) disbursement of reasonable attorneys’ fees, (b) entry upon the Property to make repairs and (c) procurement of satisfactory insurance as provided in Section 5 hereof.
     Any amounts disbursed by Mortgagee pursuant to this Section, with interest thereon, shall become additional Indebtedness of Mortgagor secured by this Instrument. Unless Mortgagor and Mortgagee agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Post-Default Rate (as defined in the Reimbursement Agreement). Mortgagor hereby covenants and agrees that Mortgagee shall be subrogated to the lien of any mortgage or other lien discharged, in whole or
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in part, by the Indebtedness. Nothing contained in this Section shall require Mortgagee to incur any expense or take any action hereunder.
     Section 9. Inspection. Mortgagee may make or cause to be made entries upon the Property to inspect the interior and exterior thereof. Except in the case of emergency, such inspection shall be with reasonable prior notice and shall in any case be with due regard to rights of tenants.
     Section 10. Condemnation. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid and applied as provided in the Reimbursement Agreement.
     Section 11. Mortgagor and Lien not Released. From time to time, and subject to the requirements of the Reimbursement Agreement, Mortgagee may, at Mortgagee’s option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor’s successors or assigns or of any junior lienholder or guarantors, without liability on Mortgagee’s part and notwithstanding Mortgagor’s breach of any covenant or agreement of Mortgagor in this Instrument, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Mortgagor to modify the rate of interest or period of amortization of the obligations under the Reimbursement Agreement or decrease the amount of the monthly installments payable thereunder. Any actions taken by Mortgagee pursuant to the terms of this Section shall not affect the obligation of Mortgagor or Mortgagor’s successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Mortgagor contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Mortgagor shall pay Mortgagee a service charge, together with such title insurance premiums and attorneys’ fees as may be incurred at Mortgagee’s option, for any such action if taken at Mortgagor’s request.
     Section 12. Forbearance by Mortgagee not a Waiver. Any forbearance by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by Mortgagee of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Mortgagee’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall Mortgagee’s receipt of any awards, proceeds or damages under Sections 5 and 10 hereof operate to cure or waive Mortgagor’s default in payment of sums secured by this Instrument.
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     Section 13. Uniform Commercial Code Security Agreement. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code, as enacted in the State of Minnesota (the “Uniform Commercial Code”) for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Mortgagor hereby grants and conveys to Mortgagee a first and prior security interest in all of the Property that constitutes personalty, whether now owned or hereafter acquired. Mortgagor agrees that Mortgagee may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Mortgagee, upon Mortgagee’s request, any financing statements, extensions, renewals, amendments and other records, and reproductions of this Instrument in such form as Mortgagee may require to perfect a security interest with respect to the foregoing items. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements Mortgagee may require. Mortgagor hereby waives any and all rights Mortgagor may have to file in the real estate records or any other index or record any financing statement, amendment, termination statement or other record pertaining to the Collateral and/or Mortgagee’s interest therein. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon an Event of Default, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code, and Mortgagee may also invoke the remedies provided in Sections 24, 25, 26 and 27 hereof as to such items. In exercising any of said remedies Mortgagee may proceed against the items of real property and any items of personal property specified above separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee’s remedies under the Uniform Commercial Code or of the remedies provided in Sections 24, 25, 26 and 27 hereof.
     Section 14. Leases of the Property. Mortgagor shall comply with and observe Mortgagor’s obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of Mortgagee. Mortgagor shall pay all reasonable attorneys’ fees incurred by Mortgagee in reviewing any Lease or proposed Lease. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to Mortgagee, such attornment to be effective upon Mortgagee’s acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Mortgagee may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that Mortgagee may, at Mortgagee’s option, accept or reject such attornments. Mortgagor shall not, without Mortgagee’s prior written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Mortgagor becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Mortgagor shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify Mortgagee thereof in writing and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such
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other steps as shall effectively discharge such setoff and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction. Upon Mortgagee’s receipt of notice of the occurrence of any default or violation by Mortgagor of any of its obligations under the Leases, Mortgagee shall have the immediate right, but not the duty or obligation, without prior written notice to Mortgagor or to any third party, to enter upon the Property and to take such actions as Mortgagee may deem necessary to cure the default or violation by Mortgagor under the Leases. The costs incurred by Mortgagee in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the Post-Default Rate, and shall be payable by Mortgagor to Mortgagee on demand. Mortgagee shall have no liability to Mortgagor or to any third party for any actions taken by Mortgagee or not taken pursuant to this paragraph.
     Section 15. Remedies Cumulative. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.
     Section 16. Transfers of the Property or Beneficial Interests in Mortgagor; Assumption. Mortgagee may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and Mortgagee may invoke any remedies permitted or not prohibited by Sections 24, 25, 26 and 27 hereof, if, except as otherwise permitted under the Reimbursement Agreement, title to the Property is changed or there is any transfer of any interest in the Property or in the income therefrom, by sale, lease, contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property).
     Section 17. Notice. Except for any notice required under applicable law to be given in another manner, all notices, certificates, requests, demands and other communications provided for hereunder or under any other Financing Document shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, or (c) sent by overnight courier of national reputation, in each case addressed to the party to whom notice is being given at its address as set forth above or, as to each party, at such other address as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, or (c) the date sent if sent by overnight courier.
     Section 18. Successors and Assigns Bound; Joint and Several Liability; Agents; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Section 16 hereof. If Mortgagor is comprised of more than one person or entity, whether as individuals, partners, partnerships or corporations, each such person or entity shall be jointly and severally liable for Mortgagor’s obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, Mortgagee may act through its employees, agents or independent contractors as authorized by Mortgagee. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.
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     Section 19. Waiver of Statute of Limitations. Mortgagor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Reimbursement Agreement or any other obligation secured by this Instrument.
     Section 20. Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Property held by Mortgagee or by any other party, Mortgagee shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Mortgagee shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Mortgagor, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.
     Section 21. Advances, Costs and Expenses. Mortgagor shall pay within ten (10) days after written demand from Mortgagee all sums advanced by Mortgagee and all out-of-pocket costs and expenses incurred by Mortgagee in taking any actions pursuant to the Financing Documents including reasonable attorneys’ fees and disbursements, accountants’ fees, appraisal and inspection fees and the costs for title reports and guaranties, together with interest thereon at the Post-Default Rate from the date such costs were advanced or incurred. All such costs and expenses incurred by Mortgagee, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Mortgagor fails to pay any such advances, costs and expenses and interest thereon, Mortgagee, without foreclosing the lien of this Instrument, may at its option commence an independent action against Mortgagor for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and attorneys’ fees incurred therein or in any appeal therefrom.
     Section 22. Assignment of Leases and Rents. Mortgagor, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto Mortgagee all right, title and interest of Mortgagor in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all Rents which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.
          Mortgagor represents, warrants, covenants and agrees with Mortgagee as follows:
          (a) The sole ownership of the entire lessor’s interest in the Leases is vested in Mortgagor, and Mortgagor has not, and shall not, perform any acts or execute any other instruments which might prevent Mortgagee from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.
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          (b) The Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by Mortgagee. The terms and conditions of the Leases have not been and shall not be waived in any manner whatsoever except as approved in writing by Mortgagee.
          (c) Mortgagor shall not amend any Lease without prior written notice to Mortgagee and Mortgagee’s prior written consent.
          (d) There are no defaults now existing under any of the Leases and, to the best of Mortgagor’s knowledge, there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.
          (e) Mortgagor shall give prompt written notice to Mortgagee of any notice received by Mortgagor claiming that a default has occurred under any of the Leases on the part of Mortgagor, together with a complete copy of any such notice.
          (f) Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the Leases.
          (g) Mortgagor will not permit any Lease to become subordinate to any lien other than the lien of this Instrument.
          The assignment made hereunder is an absolute, present assignment from Mortgagor to Mortgagee, effective immediately, and is not merely an assignment for security purposes but is irrevocable by Mortgagor so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a notice is sent to the Mortgagor in writing that an Event of Default (as defined below) has occurred under the terms and conditions of the Reimbursement Agreement or any instrument constituting security for Mortgagor’s obligations under the Reimbursement Agreement (which notice is hereafter called a “Notice”), Mortgagor is granted a license to receive, collect and enjoy the Rents accruing from the Property.
          If an Event of Default shall occur, Mortgagee may, at its option, after service of a Notice, receive and collect all such Rents as they become due, from the Property. Mortgagee shall thereafter continue to receive and collect all such Rents, until Mortgagee shall otherwise agree in writing. All sums received by Mortgagor after service of such Notice shall be deemed received in trust and shall be immediately turned over to Mortgagee.
          Upon the occurrence and during the continuation of an Event of Default, Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact with power of substitution and with full power for Mortgagee in its own name and capacity or in the name and capacity of Mortgagor, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all Rents accruing from the Property, either in its own name or in the name of Mortgagor or otherwise, which Mortgagee may deem necessary or desirable in order to collect and enforce the payment of the Rents and to demand, collect, receive, endorse, and deposit all checks, drafts, money orders or notes given in payment of such Rents. Such appointment is coupled with an interest and is irrevocable. Mortgagee shall not be
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liable for or prejudiced by any loss of any note, checks, drafts, etc., unless such loss shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of Mortgagee.
          Mortgagee shall apply the Rents received from Mortgagor’s lessees, toward Mortgagor’s obligations under the Reimbursement Agreement. If no Event of Default remains uncured, amounts received in excess of Mortgagor’s obligations under the Reimbursement Agreement shall be remitted to Mortgagor in a timely manner. Nothing contained herein shall be construed to constitute Mortgagee as a mortgagee-in-possession in absence of its physically taking possession of the Property.
          Upon the occurrence and during the continuation of an Event of Default, Mortgagor also hereby irrevocably appoints Mortgagee from and after service of notice as its true and lawful attorney-in-fact to appear in any state or federal bankruptcy, insolvency, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed, from and after service of a Notice to pay any and all amounts due Mortgagor pursuant to the Leases to Mortgagee or such nominee as Mortgagee may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Mortgagor in respect of all payments so made.
          If an Event of Default shall occur, Mortgagee is hereby vested with full power from and after service of a Notice to use all measures, legal and equitable, deemed by it necessary or proper to enforce the assignment granted hereunder and to collect the Rents assigned hereunder, including the right of Mortgagee or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Mortgagor relating thereto, and may exclude the Mortgagor, its agents and servants, wholly therefrom. Mortgagor hereby grants full power and authority to Mortgagee to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Mortgagor to Mortgagee, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the Improvements on the Premises or of making the same rentable, reasonable attorneys’ fees incurred in connection with the enforcement of the assignment granted hereunder, and of payments due from Mortgagor to Mortgagee under the Reimbursement Agreement and this Instrument, all in such order as Mortgagee may determine. Mortgagee shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Mortgagor in the Leases. It is further understood that the assignment granted hereunder shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Mortgagee, nor shall it operate to make Mortgagee liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or
Chanhassen, Minnesota

defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, unless the same shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of Mortgagee.
     Section 23. Default. The following shall each constitute an event of default (“Event of Default”):
     (a) The occurrence of an “Event of Default” (as defined in either Lease Agreement) under either Lease Agreement or the termination of either Lease Agreement; or
     (b) Except as permitted by the Reimbursement Agreement, the Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into; or
     (c) If any lease agreement covering any portion of the Property is executed by Mortgagor (other than the Lease Agreement) without Mortgagee’s prior written consent, except as permitted in either Subordination, Attornment or Lessee-Lessor Estoppel Agreement of even date herewith among Mortgagor, Mortgagee and Tenant; or
     (d) Any warranty, representation or statement furnished to Mortgagee by or on behalf of Mortgagor under this Instrument, any of the other Financing Documents or the Environmental Indemnity Agreement Regarding Hazardous Substances, shall prove to have been false or misleading in any material respect; or
     (e) Failure of Mortgagor to observe or perform any other covenant, condition or obligation under this Instrument, any other Financing Document or the Environmental Indemnity Regarding Hazardous Substances for a period of 30 days after written notice is given to Mortgagor specifying such failure and directing that it be remedied, or if the failure stated in such notice cannot be corrected within such 30-day period, Mortgagor fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions; or
     (f) The abandonment or vacation of the Property by Tenant, except for a period not to exceed six months for the purpose of environmental remediation or remodeling or repairing the Improvements in accordance with the terms of the Reimbursement Agreement; or
     (g) An Event of Default shall occur under the Reimbursement Agreement.
     Section 24. Rights and Remedies on Default. Upon the occurrence of any Event of Default and at any time thereafter, Mortgagee may exercise any one or more of the following rights and remedies:
Chanhassen, Minnesota

     (a) Mortgagee may declare the entire Indebtedness immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.
     (b) Mortgagee shall have the right to foreclose this Instrument in accordance with applicable law.
     (c) In the event of any foreclosure, to the extent permitted by applicable law, Mortgagee will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Instrument exceeds the net sale proceeds payable to Mortgagee.
     (d) With respect to all or any part of the Property that constitutes personalty, Mortgagee shall have all rights and remedies of secured party under the Uniform Commercial Code.
     (e) Mortgagee shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect all the Rents from the Property and apply the proceeds, over and above cost of the receivership, against the sums due under this Instrument, and to exercise all of the rights with respect to the Property described in Section 22 above. The receiver may serve without bond if permitted by law. To the extent permitted by law, Mortgagee’s right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the sums due under this Instrument by a substantial amount. Employment by Mortgagee shall not disqualify a person from serving as a receiver.
     (f) In the event Mortgagor remains in possession of the Property after the Property is sold as provided above or Mortgagee otherwise becomes entitled to possession of the Property upon default of Mortgagor, Mortgagor shall become a tenant at will of Mortgagee or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Mortgagee’s possession.
     (g) Mortgagee shall have any other right or remedy provided in this Instrument, the Reimbursement Agreement or any other Financing Document or instrument delivered by Mortgagor in connection therewith, or available at law, in equity or otherwise.
     (h) Mortgagor does hereby grant and confer upon Mortgagee the fullest rights and remedies available for foreclosure of this Instrument by action or by advertisement pursuant to Minn. Stat. Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action or by advertisement; and the power of sale granted to Mortgagee in this Instrument shall include, without limitation,
Chanhassen, Minnesota

the power of sale required to permit, at Mortgagee’s option, lawful foreclosure of this Instrument by advertisement in accordance with the statutes then made and provided.
     Section 25. Sale of the Property. In exercising its rights and remedies, Mortgagee may, at Mortgagee’s sole discretion, cause all or any part of the Property to be sold as a whole or in parcels, and certain portions of the Property may be sold without selling other portions. Mortgagee may bid at any public sale on all or any portion of the Property.
     Section 26. Notice of Sale. Mortgagee shall give Mortgagor reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in a nonjudicial foreclosure.
     Section 27. Waiver; Election of Remedies. A waiver by either party of a breach of a provision of this Instrument shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. Election by Mortgagee to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of Mortgagee under this Instrument are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Mortgagor shall not affect Mortgagee’s right to declare a default and exercise its remedies under this Instrument.
     Mortgagee’s rights and remedies hereunder upon the occurrence of an Event of Default shall include, without limitation, the fullest range and benefit of the rights and remedies made available to a mortgagee pursuant to Minn. Stat. § 576.01 and Minn. Stat. § 559.17, as said statutes may be amended from time to time. In the event that Mortgagee elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Instrument. The exercise by Mortgagee of the statutory remedies referenced in this paragraph shall not constitute Mortgagee a “mortgagee-in-possession” under Minnesota law, or give rise to any liability which might otherwise attach to Mortgagee as a mortgagee-in-possession.
     Section 28. Satisfaction of Mortgage. Upon payment of all sums secured by this Instrument, Mortgagee shall execute a satisfaction of this Instrument and shall surrender this Instrument to the person or persons legally entitled thereto. Such person or persons shall pay Mortgagee’s costs incurred in connection with satisfaction of this Instrument.
     Section 29. Use of Property. The Property is not currently used for agricultural, farming, timber or grazing purposes. Mortgagor warrants that this Instrument is and will at all times constitute a commercial mortgage, as defined under appropriate state law.
     Section 30. Future Advances. Upon request of Mortgagor, Mortgagee, at Mortgagee’s option so long as this Instrument secures Indebtedness held by Mortgagee, may make Future Advances to Mortgagor. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby.
Chanhassen, Minnesota

     Section 31. Imposition of Tax by State.
          (a) The following constitute state taxes to which this Section applies:
     (i) A specific tax upon mortgages or upon all or any part of the indebtedness secured by a mortgage.
     (ii) A specific tax on a mortgagor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a mortgage.
     (iii) A tax on a mortgage chargeable against the mortgagee or the holder of the note secured.
     (iv) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a mortgagor.
     (b) If any state tax to which this Section applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default, and Mortgagee may exercise any or all of the remedies available to it unless the following conditions are met:
     (i) Mortgagor may lawfully pay the tax or charge imposed by state tax, and
     (ii) Mortgagor pays the tax or charge within 30 days after notice from Mortgagee that the tax law has been levied.
     Section 32. Attorneys’ Fees. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including (without limitation) attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports and title insurance incurred by Mortgagee that are necessary at any time in Mortgagee’s opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Reimbursement Agreement. The term “attorneys’ fees” as used in the Financing Documents shall be deemed to mean such fees as are reasonable and actually incurred.
     Section 33. Governing Law; Severability. This Instrument shall be governed by the law of the State of Minnesota applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Reimbursement Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Reimbursement Agreement which can be given effect
Chanhassen, Minnesota

without the conflicting provision, and to this end the provisions of this Instrument and the Reimbursement Agreement are declared to be severable.
     Section 34. Time of Essence. Time is of the essence of this Instrument.
     Section 35. Changes in Writing. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Mortgagor or Mortgagee relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.
     Section 36. No Offset. Mortgagor’s obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Financing Documents shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Mortgagor or any guarantor may have or claim against Mortgagee or any entity participating in the obligations secured hereby. The foregoing provisions of this Section, however, do not constitute a waiver of any claim or demand which Mortgagor or any guarantor may have in damages or otherwise against Mortgagee or any other person, or preclude Mortgagor from maintaining a separate action thereon; provided, however, that Mortgagor waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by Mortgagee.
     Section 37. Reimbursement Agreement. If any conflict or inconsistency exists between the terms of this Instrument and the terms of the Reimbursement Agreement, the terms of the Reimbursement Agreement shall govern.
     Section 38. Mortgage Registry Tax. Mortgagor agrees to pay upon demand, or upon demand to promptly reimburse Mortgagee for the payment of, the amount of the Mortgage Registry Tax payable with respect to and upon the recording of this Instrument in accordance with Minn. Stat. § 287.05.
     Section 39. Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS THAT MORTGAGOR OR MORTGAGEE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF MINNESOTA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE FINANCING DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.
     EACH PARTY UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE
Chanhassen, Minnesota

SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.
     Section 40. Special Provisions Modifying or Affecting this Instrument by Reason of the State in which the Property is Located. By virtue of the fact that the Property is located in the State of Minnesota, the provisions set forth below shall be applicable to this Instrument, and to the extent applicable, shall modify, affect and supplement the other provisions hereof.
     (a) Application of Rents. In the event that a receiver has been appointed, all Rents collected by Mortgagee pursuant to such receiver, shall, to the extent required by applicable law, be held and applied in the following order:
     (i) to payment of all reasonable fees of the receiver, if any, approved by the court;
     (ii) to the repayment when due of all tenant security deposits pursuant to the provisions of Minnesota Statutes § 504B.178;
     (iii) to payment of all delinquent or current real estate taxes and special assessments payable with respect to the Property or, if this Instrument so requires, to the periodic escrow for the payment thereof;
     (iv) to payment of all premiums then due for the insurance required by the provisions of this Instrument or, if this Instrument so requires, to the periodic escrow for the payment thereof;
     (v) to payment of expenses incurred for normal maintenance of the Property;
     (vi) if received prior to any foreclosure sale of the Property to Mortgagee for payment of the Indebtedness secured by this Instrument, but no such payment made after acceleration of the Indebtedness shall affect such acceleration; and
     (vii) if received during or with respect to a period after a foreclosure sale of the Property:
          (1) if the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the Indebtedness secured by this Instrument, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property; and
          (2) if the purchaser at the foreclosure sale is Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the Indebtedness secured by this Instrument and the balance to be retained by Mortgagee as a credit to the redemption price, but if the
Chanhassen, Minnesota

Property is not redeemed, then to Mortgagee, whether or not such deficiency exists.
     The rights and powers of Mortgagee under the Assignment of Leases and Rents contained in this Instrument and the application of the Rents shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose this Instrument, after any foreclosure sale of Mortgagor’s interest in the Property in connection with the foreclosure of this Instrument, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Indebtedness exists after such foreclosure sale.
     (b) Foreclosure; Action or Advertisement. Mortgagee may (and is hereby authorized and empowered to) foreclose this Instrument by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser to the full extent of Mortgagor’s interest and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay. Any real estate or interest or estate sold hereunder may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Mortgagee, in its sole discretion, may elect. In case of any sale of the Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Instrument, Mortgagee, its successors and assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use any sum then due under the Reimbursement Agreement and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced and unpaid hereunder, and all statutory charges for such foreclosure including maximum attorney’s fees allowed by law in order that there may be credited as paid on the purchase price the sum then due under the Reimbursement Agreement and all other sums, with interest, advanced and unpaid hereunder, and all charges and expenses of such foreclosure including maximum attorney’s fees allowed by law.
     (c) Instrument as Fixture Filing. From the date of its recording, this Instrument shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property (as more particularly described in item (a) of the granting clause of this Instrument) which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

(i)	Name and Address of Mortgagor:

LTF REAL ESTATE VRDN I, LLC
2902 Corporate Place
Chanhassen, Minnesota 55317

(ii)	Name and Address of Mortgagee:
Chanhassen, Minnesota

GENERAL ELECTRIC CAPITAL CORPORATION
8400 Normandale Lake Boulevard, Suite 470
Minneapolis, Minnesota 55437

(iii)	This document covers goods which are or are to become fixtures.

(iv)	The name of the record owner of the Property is the Mortgagor described above.

(v)	Mortgagor is organized as a limited liability company.

(vi)	Mortgagor’s jurisdiction of organization is Delaware.

(vii)	Mortgagor’s organizational identification number is DE 4543759.
[REMAINDER OF PAGE INTENTIONALLY BLANK;
EXECUTION PAGE FOLLOWS]
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     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS INSTRUMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN INSTRUMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS INSTRUMENT ONLY BY ANOTHER WRITTEN INSTRUMENT.
     IN WITNESS WHEREOF, Mortgagor has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

MORTGAGOR:

LTF REAL ESTATE VRDN I, LLC,
a Delaware limited liability company

By:

Name:

Title:

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF	)
     This instrument was acknowledged before me a notary public on                           , 2008 by Eric J. Buss, as the Secretary of LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
My commission expires:
Prepared by, recording requested by and,
after recording, return to:
Andrews P. Romshek, Esq.
Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68102-2186
(402) 346-6000
[EXECUTION PAGE OF MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF LEASES AND RENTS AND FIXTURE FILING]
Chanhassen, Minnesota

Exhibit A to Mortgage
DESCRIPTION OF PROPERTY

Property Address:	2902 Corporate Place
Chanhassen, MN
Parcel 1: Lot 2, Block 1, LIFE TIME FITNESS 2ND ADDITION, according to the recorded plat thereof, Carver County, Minnesota.
Torrens Property-Certificate of Title No. 33647.0
Parcel 2: Non-exclusive easements as contained in the Declaration of Cross Access, Parking, Sanitary Sewer, Storm Water and Water Easements dated February 18, 2008, recorded March 19, 2008, as Document No. 166225
APN: 25.077004
Chanhassen, Minnesota

Exhibit B to Mortgage
PERMITTED EXCEPTIONS
     1. Real estate taxes for the year 2009 and thereafter, not yet due and payable.
     2. Special assessments hereafter levied, not yet due and payable.
     3. Final Certificate memorialized on the Certificate of Title for purposes of showing existing access control only, dated March 24, 1980, recorded April 21, 1980 as Document No. T31518.
     4. Right of Way in favor of the Public for purposes of showing existing access control only, dated January 14, 2000, recorded January 20, 2000 as Document No. T112494.
     5. Terms and conditions of Arboretum Business Park Development Contract/PUD Agreement dated August 25, 1997, recorded September 12, 1997 as Document No. T98262, as amended by the following:
     Addendum “A” to Development Contract/PUD Agreement dated September 22, 1997, recorded February 18, 1998 as Document No. T100332.
     Addendum “B” to Development Contract/PUD Agreement dated May 11, 1998, recorded July 8, 1998 as Document No. T102658.
     First Amendment to Arboretum Business Park Development Contract/PUD Agreement dated August 20, 2001, recorded December 4, 2001 as Document No. T123316.
     Second Amendment to Arboretum Business Park Development Contract/PUD Agreement dated December 10, 2001, recorded September 12, 2003 as Document No. T140561.
     Third Amendment to Arboretum Business Park Development Contract/PUD Agreement dated April 14, 2003, recorded December 3, 2003 as Document No. T142928.
     Certificate of Compliance granted September 13, 2004 from the City of Chanhassen, a municipal corporation to Chaska Gateway Partners Limited Partnership and recorded November 17, 2004 as Document No. T149708.
     6. Conveyance of the right of access, being the right of ingress to and egress from the land to State Highway No. 5 as contained in Warranty Deed dated July 21, 2000, recorded July 31, 2000 as Document No. T115101.
     7. Terms and conditions of Arboretum Business Park 4th Addition Development Contract/PUD Agreement dated June 24, 2002, recorded July 22, 2002 as Document No. T128490.
Chanhassen, Minnesota

     8. Terms, conditions, covenants, restrictions and easements created pursuant to Declaration of Covenants, Conditions, Restrictions and Easements dated July 8, 2002, recorded July 22, 2002 as Document No. T128493.
     9. Easement for lane dividers and landscaping purposes, together with any incidental rights, in favor of the City of Chanhassen, as contained in the Declaration of Easements, dated November 6, 2004, recorded November 17, 2004 as Document No. 149707.
     10. Easements as shown on the recorded plat of LIFE TIME FITNESS and on the recorded plat of LIFE TIME FITNESS 2ND ADDITION.
     11. Terms and conditions of Life Time Fitness Development Contract/PUD Agreement dated August 9, 2004, recorded December 8, 2004 as Document No. T150097.
     12. Terms and conditions of Site Plan Permit # 04-22 by and between the City of Chanhassen and Life Time Fitness dated August 9, 2004, recorded December 8, 2004 as Document No. T150099.
     13. Terms, conditions, easements, restrictions, covenants and provisions as contained in the Declaration of Cross Access, Parking, Sanitary Sewer, Storm Water and Water Easements dated February.
     14. The following as disclosed by the survey prepared by Alliant Engineering, Inc., dated April 25, 2008, Job No. 60035:
          a. drainage and utility easement per Arboretum Business Park;
          b. storm sewer line crossing the western side of the land.
Chanhassen, Minnesota